Exhibit 4.1

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                               DENNY'S CORPORATION
                    (f/k/a ADVANTICA RESTAURANT GROUP, INC.)

                                       and

                             DENNY'S HOLDINGS, INC.,

                                   as Issuers,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee



                          12 3/4% SENIOR NOTES DUE 2007


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                             SUPPLEMENTAL INDENTURE

                         Dated as of September 21, 2004


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         SUPPLEMENTAL INDENTURE dated as of September 21, 2004 (this
"Supplemental Indenture"), among DENNY'S CORPORATION, f/k/a Advantica Restaurant Group, Inc., a Delaware corporation ("Denny's"), and DENNY'S HOLDINGS, INC., a New York corporation ("Holdings" and together with Denny's, the "Issuers") and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee") to the Indenture dated as of April 15, 2002 by and among the Issuers and the Trustee (as amended, supplemented and otherwise modified prior to the date hereof, the "Indenture").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Issuers and Trustee have heretofore executed and delivered the Indenture providing for the issuance of the Issuers' 12 3/4% Senior Notes due 2007 (the "Notes");

         WHEREAS, the Issuers have, among other things, (i) solicited consents from the holders of the Notes to certain proposed amendments to the Indenture and (ii) made a tender offer for the Notes (the "Tender Offer"), in each case, in accordance with the terms of an Offer to Purchase and Consent Solicitation Statement dated September 7, 2004 (the "Solicitation Statement");

         WHEREAS, Section 7.2 of the Indenture provides that the Issuers and the Trustee may, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, enter into a indenture supplemental to the Indenture for the purpose of amending the Indenture;

         WHEREAS, the Issuers have received and delivered to the Trustee consents from not less than a majority in aggregate principal amount of the Notes outstanding to effect the amendments to the Indenture set forth herein;

         WHEREAS, this Supplemental Indenture incorporates the amendments to which the holders of the Notes have consented;

         WHEREAS, the Issuers have been authorized by their respective Boards of Directors to enter into and perform this Supplemental Indenture; and

         WHEREAS, all other acts and proceedings required by law, the Indenture, the certificate of incorporation and bylaws of each Issuer, to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Issuers and the Trustee hereby agree as follows:

        SECTION 1. Deletion of Certain Sections and Provisions. The Indenture is hereby amended to delete the following sections and clauses in their entirety and to insert in lieu of each such section the phrase "[Intentionally Omitted]":
Sections 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 11.5, 11.6,
clauses (4), (5), (6) and (7) of Section 4.1, and clauses (1), (3), (4) and (5)


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of Section 8.1. Any and all references to the foregoing sections and any and all obligations thereunder related solely to such sections are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect. All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to the immediately preceding sentence are hereby deleted.

        SECTION 2.        Other Amendments to the Indenture.
                          ---------------------------------

                  (a) The first paragraph of Section 11.2 is hereby amended and restated in its entirety as follows:

                           SECTION 11.2 Notice of Redemption; Partial
                  Redemptions. Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 3 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                  (b) The reverse of each Note is hereby amended to delete the sentence "Notice of redemption shall be mailed at least 30 and not more than 60 days prior to the date fixed for redemption to each holder of Securities to be redeemed at its last registered address." in its entirety and to insert in lieu thereof "Notice of redemption shall be mailed at least 3 and not more than 60 days prior to the date fixed for redemption to each holder of Securities to be redeemed at its last registered address."

        SECTION 3.        Effectiveness of Supplemental Indenture;
                          ----------------------------------------
                          Operativeness of Amendments.
                          ---------------------------

                  (a) This Supplemental Indenture shall become effective when, and only when, all of the following conditions shall have been satisfied:

                  (1) duly executed counterparts hereof shall have been executed and delivered by the Issuers and the Trustee; and

                  (2) the Issuers shall have received the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding to effect the amendments to the Indenture set forth herein.

                  (b) Notwithstanding the foregoing, the amendments to the Indenture set forth in this Supplemental Indenture shall become operative when, and only when, all of the following additional conditions shall have been satisfied:


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                  (1) the Issuers shall have accepted the Notes validly tendered in connection with the written consents referred to in the immediately preceding clause (a)(2) as of the Initial Settlement Date (as defined in the Solicitation Statement); and

                  (2) the Financing Condition (as defined in the Solicitation Statement) shall have been satisfied.

        SECTION 4.        Reference to and Effect on the Indenture.
                          ----------------------------------------

                  (a) On and after the effective date of this Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

        SECTION 5. Governing Law. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state, except as may otherwise be required by mandatory provisions of law.

        SECTION 6. Defined Terms. Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

        SECTION 7. Trust Indenture Act Controls. No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

        SECTION 8. Trustee Disclaimer; Trust. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuers and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

        SECTION 9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        SECTION 10. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


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        SECTION 11. Severability. In case any provision of this Supplemental
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

                            [Signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be executed as of the day and year first above written.



                                    ISSUERS:

                                    DENNY'S CORPORATION


                                    By:      /s/ Rhonda J. Parish
                                             ----------------------------------
                                    Name:    Rhonda J. Parish
                                    Title:   Executive Vice President,
                                             General Counsel


                                    DENNY'S HOLDINGS, INC.


                                    By:      /s/ Samuel S. Sontag
                                             ----------------------------------
                                             Name:    Samuel S. Sontag
                                             Title:   President


                                    TRUSTEE:

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By:      /s/ R. Prokosch
                                             -----------------------------------
                                    Name:    Richard Prokosch
                                    Title:   Vice President